UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2017

Dear Stockholder,

We cordially invite you to attend the 2017 Annual Meeting of Stockholders of Protalix BioTherapeutics, Inc. to be held at 4:00 p.m. on April 12, 2017 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel.

The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the meeting will be held to:

•	consider the election of directors;
•	approve an advisory vote on executive compensation;
•	approve, in accordance with Section 713(a) of the NYSE MKT Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding 7.50% Senior Secured Convertible Notes Due 2021;
•	approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 300,000,000; and
•	ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Please take the time to carefully read each of the proposals stockholders are being asked to consider and vote on.

Please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. Your vote is important, whether or not you attend the meeting in person. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting. If you decide to attend the meeting and vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to your attending the meeting.

Sincerely,

Yossi Maimon
Vice President and Chief Financial Officer

2 Snunit Street, Science Park P.O.B. 455, Carmiel 20100, Israel
Tel: 972-4-988-9488 | Fax: 972-4-988-9489 | Web: www.protalix.com

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 12, 2017

To the Stockholders of Protalix BioTherapeutics, Inc.:

The 2017 Annual Meeting of Stockholders of Protalix BioTherapeutics, Inc. will be held at the following time, date and place for the following purposes:

TIME:	4:00 p.m., Israel time
DATE:	April 12, 2017
PLACE:	Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor, Tel Aviv 6423902, Israel

PURPOSES:

1.	To elect six members to the Board of Directors to serve for the ensuing year or until their respective successors have been duly elected.
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement that accompanies this notice.
3.	To approve, in accordance with Section 713(a) of the NYSE MKT Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding 7.50% Senior Secured Convertible Notes Due 2021.
4.	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 300,000,000.
5.	To ratify the appointment of Kesselman & Kesselman, Certified Public Accountant (lsr.), a member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
6.	To transact such other business that is properly presented at the meeting or any adjournment.

All of these proposals are more fully described in the proxy statement that follows. You may vote at the meeting and any adjournments if you were the record owner of our common stock at the close of business on March 15, 2017. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of our Corporate Secretary at the above address.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Yossi Maimon
Carmiel, Israel	Vice President and Chief Financial Officer
March 16, 2017	and Corporate Secretary

Protalix BioTherapeutics, Inc.
2 Snunit Street, Science Park
POB 455
Carmiel 20100, Israel
972-4-988-9488

PROXY STATEMENT FOR PROTALIX BIOTHERAPEUTICS, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 12, 2017

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Protalix BioTherapeutics, Inc. is soliciting your proxy to vote at the 2017 annual meeting of stockholders and any adjournments of the meeting to be held at 4:00 p.m., Israel time, on April 12, 2017 at the offices of our Israeli counsel, Horn & Co., Law Offices, Amot Investments Tower, 2 Weizmann Street, 24th Floor Tel Aviv 6423902, Israel. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We anticipate that on or about March 20, 2017, we will begin sending this proxy statement, the attached Notice of Annual Meeting and the form of proxy enclosed to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement our Annual Report on Form 10-K which includes financial statements for the fiscal year ended December 31, 2016. You can also find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 on the Internet through the electronic data system called EDGAR provided by the Securities and Exchange Commission, or the SEC, at http://www.sec.gov or through the Investor Relations section of our website at http://www.protalix.com. In addition, since we are also listed on the Tel Aviv Stock Exchange, we submit copies of all our filings with the SEC to the Israeli Securities Authority and the Tel Aviv Stock Exchange. Such copies can be retrieved electronically through the Tel Aviv Stock Exchange’s Internet messaging system (www.maya.tase.co.il) and through the MAGNA distribution site of the Israeli Securities Authority (www.magna.isc.gov.il). Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and information on the website other than the proxy statement are not part of our proxy soliciting materials. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available upon request.

Who Can Vote?

Only holders of record of our common stock, par value $0.001 per share, on March 15, 2017, the record date, are entitled to vote at the annual meeting. On the record date, there were 124,134,085 shares of common stock outstanding and entitled to vote. The common stock is currently our only outstanding class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates, you may vote:

•	By mail. Complete, date, sign and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.
•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), but not including shares held through a Tel Aviv Stock Exchange Clearing House Ltd. (“TASE”) member, you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you own shares that are traded through the TASE, you may vote your shares in one of the following two ways:

•	By mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on March 15, 2017, the record date for voting, and return the proxy card or voting instruction form, along with the ownership certificate, to our designated address for that purpose in Israel, 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.
•	In person at the meeting. Attend the meeting, where ballots will be provided. If you choose to vote in person at the meeting, you need to bring an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on March 15, 2017, the record date for voting. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

What am I Voting On?

You are voting on:

•	The election of six members to our Board of Directors to serve for the ensuing year or until their respective successors have been duly elected (Shlomo Yanai, Moshe Manor, Amos Bar Shalev, Zeev Bronfeld, Yodfat Harel Buchris and Aharon Schwartz, Ph.D.).

•	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
•	To approve, in accordance with Section 713(a) of the NYSE MKT Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding 7.50% Senior Secured Convertible Notes Due 2021 (the “Convertible Notes”).
•	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 300,000,000.
•	The ratification of the appointment of Kesselman and Kesselman, Certified Public Accountant (Isr.), A Member of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

How does the Board of Directors Recommend that I Vote at the Meeting?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election or re-election of all director nominees named in the “Proposal 1: Election of Directors” section in this proxy statement.
•	“FOR” the approval, on a non-binding advisory basis, of our executive compensation as disclosed in the proxy statement that accompanies this notice and as described in “Proposal 2: Advisory Vote on Executive Compensation” section in this proxy statement.
•	“FOR” the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes as described in “Proposal 3: Approval, In Accordance with Section 713(a) of the NYSE MKT Company Guide, of the Potential Issuance of Shares Representing In Excess of 19.9% of Our Pre-transaction Total Shares of Common Stock Outstanding That May Result From the Conversion of, or Payment of Accrued Interest on, Our Outstanding Convertible Notes” section in this proxy statement.
•	“FOR” the amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 300,000,000 as described in “Proposal 4: Amendment to Increase the Number of Authorized Shares of Common Stock” section in this proxy statement.
•	“FOR” the ratification of Kesselman and Kesselman as our independent registered public accounting firm for the 2017 fiscal year, as named in “Proposal 5: Ratification of Independent Registered Public Accounting Firm” section in this proxy statement.

If any other matter is properly presented at the meeting or any adjournment, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

What Constitutes a Quorum for the Meeting?

Of the 124,134,085 shares of common stock outstanding as of the record date, the holders of at least one-third ( 1/3) of those shares, or at least 41,378,029 shares, must be present at the meeting in person or represented by proxy to hold the meeting and conduct business. Once a quorum is established at a meeting, it shall not be broken by the withdrawal of enough votes to leave less than a quorum. Shares held by stockholders of record who are present at the meeting in person or by proxy are counted for purposes of determining whether a quorum exists. Abstentions and “broker non-votes” are also counted as present and entitled to vote for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What are the Voting Requirements to Approve a Proposal?

Election of directors

Assuming a quorum is present, nominees for director will be elected by a plurality of the votes cast by the shares of common stock voting in person or represented by proxy at the annual meeting. This means that the nominees who receive the most votes will be elected to the Board of Directors. In voting to elect nominees to the Board of Directors, stockholders may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee. Shares not present at the annual meeting have no effect on the election of directors.

Approval of non-binding advisory resolution on executive compensation

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote on executive compensation. If a quorum is present, approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the resolution. The outcome of this vote is not binding; however, the Board of Directors and the Compensation Committee will consider the outcome of the vote when developing and reviewing the future executive compensation plans. Abstentions and broker non-votes will have no effect.

Approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to, in accordance with Section 713(a) of the NYSE MKT Company Guide, approve the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes. If a quorum is present, approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the resolution. Abstentions and broker non-votes will have no effect.

Amendment to Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to amend our Certificate of Incorporation, as amended, to increase the number of shares of our common stock authorized for issuance from 250,000,000 to 300,000,000. The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting is required to approve the amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 250,000,000 to 300,000,000. Abstentions will have the same effect as an “against” vote. If a broker does not have the authority to vote customers’ non-voted shares held by the firm in street name, such broker non-votes will have the same effect as an “against” vote.

Ratification of the selection of Kesselman & Kesselman as our independent auditor

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the selection of Kesselman & Kesselman to serve as our principal independent registered public accounting firm for the fiscal year ending December 31, 2017. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the. Abstentions and broker non-votes will have no effect.

How are My Votes Cast when I Sign and Return a Proxy Card?

When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint Moshe Manor, our president and chief executive officer, and Yossi Maimon, our vice president and chief financial officer, as your representatives at the meeting. Either Moshe Manor or Yossi Maimon will vote your shares at the meeting as you have instructed them on the proxy card. Each of such persons may appoint a substitute for himself.

Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy by telephone or over the Internet in advance of the meeting in case your plans change. This way, your shares will be voted by you whether or not you actually attend the meeting.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is voted at the meeting. There will be no double counting of votes. You may revoke your proxy in any one of the following ways:

•	entering a new vote or by granting a new proxy card or new voting instruction bearing a later date (which automatically revokes the earlier instructions);
•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);
•	notifying our Corporate Secretary, Yossi Maimon, in writing before the annual meeting that you have revoked your proxy; or
•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Can my broker vote my shares for me?

No. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because the matter is not routine and such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. Pursuant to New York Stock Exchange (“NYSE”) Rule 452, the uncontested election of directors (Proposal No. 1), the approval of a non-binding advisory resolution on executive compensation (Proposal No. 2), the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes (Proposal No. 3) and the approval of an amendment to our Certificate of Incorporation, as amended, to increase the number of shares of our common stock, par value $0.001 per share, authorized for issuance from 250,000,000 to 300,000,000 (Proposal No. 4) are non-routine matters and, therefore, may not be voted upon by brokers without instruction from beneficial owners. Consequently, proxies submitted by brokers for shares beneficially owned by other persons may not, in the absence of specific instructions from such beneficial owners, vote the shares in favor of or withhold votes from such proposals at the brokers’ discretion. Please complete your proxy and return it as instructed so your vote can be counted.

What if I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

What if I do not Vote for Some of the Matters Listed on My Proxy Card?

If you return your proxy card without indicating your vote, your shares will be voted for the nominees listed on the card; for the approval, on an advisory basis, of the executive compensation; for the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes; for the amendment of our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock; and for the ratification of the appointment of Kesselman & Kesselman.

Will My Shares be Voted if I do not Return My Proxy Card and do not Attend the Annual Meeting?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your shares on certain routine matters scheduled to come before the meeting even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

Is Voting Confidential?

Yes. Only the inspector of elections and our employees that have been assigned the responsibility for overseeing the legal aspects of the annual meeting will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. From time to time, we may engage a proxy solicitor to help us attain a quorum for the meeting.

Could other Matters be Decided at the Annual Meeting?

We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting at or by the direction of the board of directors, the proxies will be voted at the discretion of the proxy holders.

What Happens if the Annual Meeting is Postponed or Adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I Need a Ticket to Attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of common stock to enter the annual meeting. If you are a stockholder of record, your admission ticket is the bottom half of the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 1, 2017, regarding beneficial ownership of our common stock:

•	each person who is known by us to own beneficially more than 5% of our common stock;
•	each director;
•	each of our Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer; and
•	all of our directors and executive officers collectively.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by each of them. For purposes of these tables, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 1, 2017 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within such 60 days from such date have been exercised. The information set forth below is based upon information obtained from the beneficial owners, upon information in our possession regarding their respective holdings and upon information filed by the holders with the SEC. The percentages of beneficial ownership are based on 124,134,085 shares of our common stock outstanding as of March 1, 2017.

The address for all directors and officers is c/o Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel, Israel, 20100.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
Board of Directors and Executive Officers
Shlomo Yanai(1)	137,500		*
Moshe Manor(2)	562,500		*
Amos Bar Shalev	1,680		*
Zeev Bronfeld(3)	2,162,481	1.7
Yodfat Harel Buchris(4)	137,424		*
Roger D. Kornberg, Ph.D.(5)	50,000		*
Aharon Schwartz, Ph.D.	—	—
Einat Brill Almon, Ph.D.(6)	751,272		*
Yossi Maimon(7)	625,000		*
Tzvi Palash(8)	324,500		*
Yoseph Shaaltiel, Ph.D.(9)	1,392,144	1.1
All executive officers and directors as a group (11 persons)(10)	6,144,501	4.9
5% Holders
UBS O’Connor LLC(11)	13,200,270	9.9
Highbridge Capital Management LLC(12)	13,114,399	9.9

*	less than 1%.
(1)	Consists of 137,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of March 1, 2017. Does not include 12,500 shares of our common stock underlying options that will not vest within 60 days of March 1, 2017.
(2)	Consists of 562,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of March 1, 2017. Does not include 337,500 shares of our common stock underlying options that will not vest within 60 days of March 1, 2017.

(3)	Consists of shares of our common stock held by EBC Holdings Ltd., an investment company wholly-owned by Mr. Bronfeld.
(4)	Represents shares held by YP & 6 Partners Ltd. Ms. Harel Buchris is a director and stockholder of YP & 6 Partners Ltd. Ms. Harel Buchris disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.
(5)	Consists of 50,000 shares of our common stock issuable upon exercise of outstanding options.
(6)	Consists of 185,000 outstanding shares of our common stock and 566,272 shares of our common stock issuable upon exercise of outstanding options within 60 days of March 1, 2017. Does not include 125,000 shares of our common stock underlying options that will not vest within 60 days of March 1, 2017.
(7)	Consists of 195,000 outstanding shares of our common stock and 430,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of March 1, 2017. Does not include 125,000 shares of our common stock underlying options that will not vest within 60 days of March 1, 2017.
(8)	Consists of 102,000 outstanding shares of our common stock held and 222,500 shares of our common stock issuable upon exercise of outstanding options within 60 days of March 1, 2017. Does not include 62,500 shares of our common stock underlying options that will not vest within 60 days of March 1, 2017.
(9)	Consists of 795,916 outstanding shares of our common stock and 596,228 shares of our common stock issuable upon exercise of outstanding options within 60 days of March 1, 2017. Does not include 137,500 shares of our common stock underlying options that will not vest within 60 days of March 1, 2017.
(10)	Consists of 3,579,501 outstanding shares of our common stock and 2,565,000 shares of our common stock issuable upon exercise of outstanding options within 60 days of March 1, 2017. Does not include 800,000 shares of our common stock underlying options that will not vest within 60 days of March 1, 2017.
(11)	The address of UBS O’Connor LLC (“O’Connor”) is One North Wacker Drive, 32nd Floor, Chicago, Illinois 60606. Based solely on a Schedule 13G filed on February 14, 2017 for December 31, 2016 by O’Connor, Dawn Fitzpatrick (“Ms. Fitzpatrick”), Kevin Russell (“Mr. Russell”) and Andrew Martin (“Mr. Martin”). O’Connor serves as the investment manager to each of (1) Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited (“GLEA XL”) and (2) O’Connor Global Multi-Strategy Alpha Master Limited (“GLEA”, and together with GLEA XL, collectively, the “O’Connor Funds”). In such capacity, O’Connor exercises voting and investment power over the shares of common stock held for the account of each of the O’Connor Funds. Ms. Fitzpatrick is the Chief Executive Officer of O’Connor, Mr. Russell is the Chief Investment Officer of O’Connor and Mr. Martin is a Portfolio Manager for O’Connor, and each also exercises voting and investment power over the shares of common stock held for the account of the O’Connor Funds. As a result, each of O’Connor, Ms. Fitzpatrick, Mr. Russell and Mr. Martin may be deemed to have beneficial ownership of the shares of common stock held for the account of O’Connor Funds. Includes (i) 3,376,000 shares of common stock held by GLEA, (ii) 624,000 shares of common stock held by GLEA XL, (iii) 8,464,705 shares of common stock issuable upon conversion of a convertible note held by GLEA (“GLEA Note 1”) and (iv) 829,080 shares of common stock issuable upon conversion of a second convertible note held by GLEA (“GLEA Note 2”). Does not include 6,901,506 shares of common stock issuable upon conversion of convertible notes held by the O’Connor Funds because such notes are subject to a blocker provision under which the holder of each such note does not have the right to convert the note to the extent that such conversion would result in beneficial ownership by the holder thereof, together with any persons whose beneficial ownership of the common stock would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of more than 9.99% of the common stock.

(12)	The principal business office of Highbridge Capital Management LLC (“Highbridge”) is 40 West 57th Street, 32nd Floor, New York, New York 10019. Holdings are based on a Schedule 13F-HR filed by Highbridge for December 31, 2016. Includes 4,779,800 shares of common stock and additional shares of common stock issuable upon conversion of convertible notes held by funds managed by Highbridge. Each such note is subject to a blocker provision of such notes pursuant to which the holder of each such note does not have the right to convert the note to the extent that such conversion would result in beneficial ownership by the holder thereof, together with any persons whose beneficial ownership of the common stock would be aggregated with such holder’s for purposes of Section 13(d) or Section 16 of Exchange Act of more than 9.99% of the common stock, and, accordingly, the disclosed amounts do not include shares that exceed the blocker provision.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. We believe that all Section 16 filings requirements were met by our officers and directors during 2016. In making this statement, we have relied solely upon examination of the copies of Forms 3, 4 and 5, Schedule 13s and written representations of our former and current directors, officers and 10% stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

At the annual meeting, our stockholders will be asked to elect six directors for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Our Board of Directors recommends that the persons named below be elected as directors of our Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares of common stock represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the size of the Board of Directors will be fixed at a lower number.

Each of the nominees currently serves as a member of our Board of Directors. The directors are elected by a plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the annual meeting.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board of Directors and certain information about such nominees are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management” above.

Name	Age	Position
Shlomo Yanai	64	Chairman of the Board
Moshe Manor	60	President and Chief Executive Officer, Director
Amos Bar Shalev	64	Director
Zeev Bronfeld	65	Director
Yodfat Harel Buchris	44	Director
Aharon Schwartz, Ph.D.	74	Director

Shlomo Yanai.  Shlomo Yanai has served as the Chairman of our Board of Directors since July 2014. Mr. Yanai is currently the Chairman of the Board of Cambrex Corporation (NYSE:CBM) and a director of Quinpario Acquisition Corp. 2 (NASDAQ:QPACU). Mr. Yanai served as a director of Lumenis Ltd. from 2012 through 2015; of Sagent Pharmaceuticals, Inc. from April 2015 through August 2016; and of Perrigo Co. plc (NASDAQ:PRGO) from November 2015 through January 2017. Mr. Yanai served as President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd. (“Teva”) (NASDAQ:TEVA, TASE:TEVA) from March 2007 until May 2012 and, prior to joining Teva, Mr. Yanai was President and Chief Executive Officer of Makhteshim-Agan Industries Ltd. from 2003 until 2006. Before that, he was a Major General in the Israel Defense Forces, where he served for 32 years, in various positions, the last two positions being Commanding Officer of the Southern Command and Head of the Division of Strategic Planning. Mr. Yanai was the head of the Israeli security delegation to the peace talks at Camp David, Shepherdstown and Wye River. He currently serves as a member of the Board of Governors of the Technion — Israel Institute of Technology of Haifa, Israel, and of the Board of Trustees of Bar-Ilan University — Israel, as well as an honorary member of the Board of the Institute for Policy and Strategy of the Interdisciplinary Center (IDC), Herzliya, Israel. Mr. Yanai holds a bachelor’s degree in political science and economics from Tel Aviv University, a master’s degree in national resources management from George Washington University, and is a graduate of the Advanced Management Program of Harvard Business School and U.S. National War College (NDU). Mr. Yanai was the recipient of the Max Perlman Award for Excellence in Global Business Management from Tel Aviv University, Israel in 2005 and was awarded an honorary doctorate by Bar-Ilan University, Israel in 2012. We believe Mr. Yanai’s qualifications to serve as Chairman of our Board of Directors include his vast global operating experience in the life-science and pharmaceutical and agro-chemicals industry. He also brings a global perspective to the Board, incorporating his industry and Board leadership experience and his distinguished military service.

Moshe Manor.  Mr. Manor has served as our President and Chief Executive Officer and as a director of our Company since November 2014. Mr. Manor served in a number of senior executive positions at Teva (NASDAQ:TEVA, TASE:TEVA) from 1984 through 2012. Most recently, he served as President, Teva Asia & Pacific where he led the strategy and development of a high growth region for Teva. Prior to that, he was Group Vice President, Global Branded Products, leading the Innovative Commercial and Research & Development franchises. From 2006 through 2008, Mr. Manor was Senior Vice President, Global Innovative Resources, and was responsible for generating over $3 billion in sales with Copaxone® and Azilect®. Previously, he served as director of Teva Israel. Most recently, Mr. Manor serves on the Board of Directors of Kamedis Ltd. and Coronis Partners, and as Chairman of the Board of Directors of a startup company, MEway Pharma. He holds a BA in Economics from the Hebrew University in Jerusalem, and an MBA from the Tel-Aviv University. We believe Mr. Manor’s qualifications to serve on our Board of Directors include his extensive experience in the life-science and pharmaceutical industry on a global scale.

Amos Bar Shalev.  Mr. Bar Shalev has served as our director since July 2008. Previously, Mr. Bar Shalev served as a director of Protalix Ltd. from 2005 through January 2008, and as our director from 2006 through 2008. Mr. Bar Shalev brings to us extensive experience in managing technology companies. Currently, Mr. Bar Shalev serves on the boards of directors of Aposense Ltd. (TASE: APOS), an Israeli publicly-traded company listed on the TASE, since 2011, as well as Twine Solutions Ltd., a privately-held technology company, since 2015, and of Ocure Ltd., since 2012, both privately-held Israeli companies. From 2004 through 2012, Mr. Bar Shalev served as a director of Technorov Holdings (1993) Ltd. and managed its portfolio. In addition, he served on the board of directors of Highcon Systems Ltd., a privately-held Israeli company, from 2010 through 2012. From 1997 through 2004, he was a Managing Director of TDA Capital Partners, a management company of the TGF (Templeton Tadiran) Fund. From 2004 through 2007, he was the President of Win Buyer Ltd. He has served on the board of directors of a number of Israeli publicly traded and privately-held Israeli companies including, among others, Velox Ltd., NESS Ltd. (acquired by BioNess Inc.), Idanit (acquired by Scitex Corporation Ltd.), Objet Geometrix (merged with Stratasys, Inc. (NASDAQ:SSYS)), Verisity, Scitex Vision (acquired by Hewlett Packard), Golden Wings Investment Company Ltd., the venture capital fund of the Israeli Air Force Veterans Business Club, Win Buyer Ltd. and Sun Light Ltd. He received his B.Sc. in Electrical Engineering from the Technion, Israel in 1978 and M.B.A. from the Tel Aviv University in 1981. He holds the highest award from the Israeli Air Force for technological achievements. We believe Mr. Bar Shalev’s qualifications to serve on our Board of Directors include his years of experience in the management of Israeli businesses.

Zeev Bronfeld.  Mr. Bronfeld has served as a director of Protalix Ltd. since 1996 and as our director since December 2006. Mr. Bronfeld brings to us vast experience in management and value building of biotechnology companies. He is an experienced businessman who is involved in a number of biotechnology companies. He was a co-founder of Biocell Ltd., a former Israeli publicly-traded holding company that specialized in biotechnology companies and served as its Chief Executive Officer from 1986 through 2015. Mr. Bronfeld currently serves as a director of The Trendlines Group (SGX:42T) and D.N.A. Biomedical Solutions Ltd. (DNA:TASE), both of which are public companies. Mr. Bronfeld is also a director of a number of privately-held companies, most of which are involved in the life sciences, such as Entera Bio Ltd., Contipi Medical Ltd. and TransBiodiesel Ltd. From 2008 through January 2017, Mr. Bronfeld served as a director of Macrocure Ltd., a Nasdaq-listed company that merged into Leap Therapeutics, Inc. (NASDAQ:LPTX), and from 2004 through 2012, Mr. Bronfeld served as a director of D. Medical Industries Ltd., a company that was dually-listed on the Nasdaq and the TASE. Mr. Bronfeld received a B.A. in Economics from the Hebrew University in 1975. We believe Mr. Bronfeld’s qualifications to serve on our Board of Directors include his years of experience in the management of private and public Israeli companies, including life science companies.

Yodfat Harel Buchris.  Ms. Harel Buchris has served as our director since June 2007. Since February 2014, Ms. Harel Buchris has served as the employer representative in Israel’s National Labor Court. She is also a Partner and a member of the board of directors of YP and 6 Partners Ltd., a business consulting and investment company. Since February 2016 she has served on the board of directors of Israel Discount Bank Limited (TASE:DSCT) and, since January 2016, on the board of directors of Eltek Ltd. (ELTK:NASDAQ). From 2006 to 2013, Ms. Harel Buchris served as a Managing Director of

Tamares Capital Ltd., a private investment group with interests in real estate, technology, manufacturing, leisure and media. At Tamares Capital, Ms. Harel Buchris served as the Business Development Director and the head of the Israel office. Prior to joining Tamares Capital, from 2004 to 2006, she was the Head of the Medical Desk of Orbotech, Ltd. (NASDAQ:ORBK), a company providing high-tech inspection and imaging solutions for bare printed circuit board (PCB), flat panel display (FPD) and PCB assembly manufacturing worldwide. Prior to that, from 1994 to 2003, she was a Managing Director of Harel-Hertz Investment House Ltd., a business investment company with offices in Tel Aviv, Israel and Tokyo, Japan. In 2002, Harel-Hertz Investment House became the Israeli representative office for ITX Corporation, a publicly-traded company in Japan. Ms. Harel Buchris has served on the board of directors of Tamares Capital, Tamares Hotels, El Al (TASE:ELAL), British Israel, Storewiz, N-trig, Secure Pharma, Siklu and Tamares Telecom. Ms. Harel Buchris holds a B.A. in Communications and Political Science from Bar Ilan University and an executive M.B.A. from Bradford University, Great Britain. She has also completed programs in Mediation at Gome, Israel Mediation Center, Directors’ Studies and Advanced Advertising and Marketing at the Israel Management Center. We believe Ms. Harel Buchris’ qualifications to serve on our Board of Directors include her experience in the management of Israeli and other businesses.

Aharon Schwartz, Ph.D.  Dr. Schwartz has served as our director since November 2014. He retired from Teva in 2011 where he served in a number of positions from 1975 through 2011, the most recent being Vice President, Head of Teva Innovative Ventures from 2008. Dr. Schwartz is currently chairman of the board of directors of a number of life science companies, including BiolineRx Ltd. (NASDAQ:BLRX, TASE:BLRX) and CureTech Ltd., and a member of the board of directors of Alcobra Ltd. (NASDAQ:ADHD) and Foamix Pharmaceuticals Ltd. (NASDAQ:FOMX). Dr. Schwartz received his Ph.D. in organic chemistry in 1978 from the Weizmann Institute of Science, his M.Sc. in organic chemistry from the Technion and a B.Sc. in chemistry and physics from the Hebrew University of Jerusalem. Dr. Schwartz received a second Ph.D. in 2014 from the Hebrew University of Jerusalem in the history and philosophy of science. We believe Dr. Schwartz’s qualifications to serve on our Board of Directors include his years of experience in life science companies.

Corporate Governance

Independent Directors

We believe a majority of the members of our Board of Directors are independent from management. When making determinations from time to time regarding independence, the Board of Directors will reference the listing standards adopted by the NYSE MKT as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC under that Act. We anticipate our Board of Directors will analyze whether a director is independent by evaluating, among other factors, the following:

•	Whether the member of the Board of Directors has any material relationship with us, either directly, or as a partner, stockholder or officer of an organization that has a relationship with us;
•	Whether the member of the Board of Directors is a current employee of our Company or any of our subsidiaries, or was an employee of our Company or any of our subsidiaries within three years preceding the date of determination;
•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of our Company or any affiliate of such auditor or (ii) any former internal or external auditor of our Company or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;
•	Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the member as an executive officer;

•	Whether the member of the Board of Directors receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any committee of the Board of Directors and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with Board of Directors or committee membership matters;
•	Whether an immediate family member of the member of the Board of Directors is a current executive officer of our Company or was an executive officer of our Company within three years preceding the date of determination;
•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates or (ii) any former internal or external auditor of our Company or any affiliate of ours which performed services for us within three years preceding the date of determination; and
•	Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which any of our executive officers serve on the Compensation Committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

The above list is not exhaustive and we anticipate that the Audit Committee will consider all other factors which could assist it in its determination that a director will have no material relationship with us that could compromise that director’s independence.

Under these standards, our Board of Directors has determined that Messrs. Bar Shalev and Bronfeld and Ms. Harel Buchris are considered “independent” pursuant to the rules of the NYSE MKT and Section 10A(m)(3) of the Exchange Act. In addition, our Board of Directors has determined that these directors are able to read and understand fundamental financial statements and have substantial business experience that results in their financial sophistication, qualifying them for membership on our audit committee. Our Board of Directors has also determined that Mr. Bar Shalev, Mr. Bronfeld, Ms. Harel Buchris, Roger D. Kornberg, Ph.D., Dr. Schwartz and Mr. Yanai are “independent” pursuant to the rules of the NYSE MKT.

The position of chairman of the board is not held by our chief executive officer at this time. The Board of Directors does not have a policy mandating the separation of these functions. We believe it is in our best interest that Mr. Yanai serve as the chairman of our board. This decision was based on Mr. Yanai’s vast global operating experience in the life-science and pharmaceutical and agro-chemicals industry as well as the global perspective he brings to our Board of Directors, incorporating his industry and board leadership experience and his distinguished military service. Our non-management directors hold formal meetings, separate from management, at least twice per year.

The Board’s Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the Company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, legal and regulatory, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial risks, including internal controls, are overseen by the audit committee and risks that may be implicated by our executive compensation programs are overseen by the compensation committee. Upon identification of a risk, the assigned board committee or our full Board of Directors discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board of Directors or a committee thereof.

Board and Committee Meetings

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. The following indicates the members of each committee and provides a description of the committees’ primary functions:

Audit Committee

We require that all Audit Committee members possess the required level of financial literacy and at least one member of the Audit Committee meet the current standard of requisite financial management expertise as required by the NYSE MKT and applicable rules and regulations of the SEC. Messrs. Bar Shalev and Bronfeld, and Ms. Harel Buchris have been appointed by the Board of Directors to serve on the Audit Committee until their respective successors have been duly elected.

Our Audit Committee operates under a formal charter that governs its duties and conduct. A current copy of the Audit Committee Charter is available on our website at http://www.protalix.com.

All members of the Audit Committee are independent from our executive officers and management.

Our independent registered public accounting firm reports directly to the Audit Committee.

Our Audit Committee meets with management and representatives of our registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, effectiveness of the design or operation of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Our Audit Committee has adopted a Policy for Reporting Questionable Accounting and Auditing Practices and Policy Prohibiting Retaliation against Reporting employees to enable confidential and anonymous reporting of improper activities to the Audit Committee.

Messrs. Bar Shalev and Bronfeld and Ms. Harel Buchris qualify as “audit committee financial experts” under the applicable rules of the SEC. In making the determination as to these individuals’ status as audit committee financial experts, our Board of Directors determined they have accounting and related financial management expertise within the meaning of the aforementioned rules, as well as the listing standards of the NYSE MKT.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Bar Shalev and Bronfeld and Ms. Harel Buchris. The Compensation Committee reviews and approves the compensation of executive officers and key employees and administers our stock incentive plan. A current copy of the Compensation Committee Charter is available on our website at http://www.protalix.com.

Nominating Committee

The Nominating Committee, currently comprised of Messrs. Bar Shalev and Bronfeld and Ms. Harel Buchris, is responsible for assisting our Board of Directors in selecting nominees for election to the Board of Directors and monitoring the composition of the Board of Directors. A current copy of the Nominating Committee Charter is available on our website at http://www.protalix.com. Although our Board of Directors does not have a formal policy requiring the Nominating Committee to consider the diversity of directors in its nomination process, in considering potential new directors, the Nominating Committee will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with our industry; independence; and prominence and reputation. The committee seeks nominees with a broad diversity of experience, professions, education, skills and backgrounds with a view to having a Board of Directors that represents a diversity of views, experiences, and backgrounds. After making such a review, the Nominating Committee submits the nomination to the full Board of Directors for approval.

The Nominating Committee will consider any nominees submitted by stockholders of record at the time of any such nomination in compliance with applicable rules of the SEC and our By-Laws. The Nominating Committee will determine whether any stockholder nominee meets the qualifications for candidacy described above and in the Nominating Committee Charter. Stockholders’ nominations for election at the 2018 Annual Meeting of Stockholders must be submitted in writing to Yossi Maimon, Corporate Secretary, not less than 45 days nor more than 75 days prior to the date on which we first mailed this proxy statement. Such written notice must include the following information: (i) name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of shares of our Company beneficially owned by the nominee; and (iv) any other information relating to the nominee that would be required to be disclosed in solicitations for proxies for elections of directors pursuant to Regulation 14A of the Exchange Act. The written notice must also include the following information with respect to each stockholder delivering such notice: (i) the name and record address of such stockholder; and (ii) the class and number of shares of our Company beneficially owned by the stockholder. Lastly, the written notice must include certain information relating to any derivative or hedging transactions by the stockholder delivering such notice and its Stockholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws. Stockholders can mail any such recommendations, including the criteria outlined above, to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel.

Under the rules of the NYSE MKT, a director of our Company will only qualify as an “independent director” if, among other things, in the opinion of our Board of Directors, that person does not have a material relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that none of the non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the non-employee directors is an “independent director” as defined under rules of the NYSE MKT. In addition, the Board of Directors has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3 under the Exchange Act and that all members of the Compensation Committee meet the independence requirements set forth in Rule 805(c) of the NYSE MKT Listed Company Guide.

Contacting the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by mailing any such communications to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel. All communications are distributed to the Board of Directors, as appropriate, depending upon the facts and circumstances outlined in the communications received. For example, if any complaints regarding accounting and/or auditing matters are received, they may be forwarded by our Corporate Secretary to the Audit Committee for review.

Policy Governing Director Attendance at Annual Meetings of Stockholders

We have no formal policy regarding attendance by our directors at annual stockholders meetings, although we encourage such attendance and anticipate most of our directors will attend these meetings. All of our directors except Dr. Kornberg attended our 2016 annual meeting of stockholders.

During the year ended December 31, 2016, there were 10 meetings of our Board of Directors (and one action by written consent), eight meetings of the Audit Committee and six meetings of the Compensation Committee. Our non-management directors hold meetings separate from management at least twice per year. All of our directors, other than Dr. Kornberg, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

Compensation of Directors

The following table sets forth information with respect to compensation of our non-employee directors during fiscal year 2016. The fees to our current directors were paid by Protalix Ltd.

Name	Fees Earned or Paid in Cash ($)	Option Award(s) ($)	Total ($)
Shlomo Yanai	200,000	24,534	224,534
Zeev Bronfeld	80,000		80,000
Amos Bar Shalev	80,000		80,000
Yodfat Harel Buchris	80,000		80,000
Roger D. Kornberg, Ph.D.	55,000		55,000
Aharon Schwartz, Ph.D.	40,000		40,000

Directors’ fees paid to each of Zeev Bronfeld and Yodfat Harel Buchris are paid to the applicable director’s employer in accordance with arrangements between the director and the employer.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Bar Shalev and Bronfeld and Ms. Harel Buchris. No member of our Compensation Committee or any executive officer of our Company or of Protalix Ltd. has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is or was an officer or employee of ours or of Protalix Ltd. Further, none of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

MANAGEMENT

Our executive officers, their ages and positions are as follows:

Name	Age	Position
Moshe Manor	60	Director, President and Chief Executive Officer
Yoseph Shaaltiel, Ph.D.	63	Executive VP, Research and Development
Einat Brill Almon, Ph.D.	57	Senior Vice President, Product Development
Yossi Maimon, CPA	46	Vice President, Chief Financial Officer, Treasurer and Secretary
Tzvi Palash	60	Chief Operating Officer

Moshe Manor.  Mr. Manor has served as our President and Chief Executive Officer and as a director of our Company since November 2014. Mr. Manor served in a number of senior executive positions at Teva (NASDAQ:TEVA, TASE:TEVA) from 1984 through 2012. Most recently, he served as President, Teva Asia & Pacific where he led the strategy and development of a high growth region for Teva. Prior to that, he was Group Vice President, Global Branded Products, leading the Innovative Commercial and Research & Development franchises. From 2006 through 2008, Mr. Manor was Senior Vice President, Global Innovative Resources, and was responsible for generating over $3 billion in sales with Copaxone® and Azilect®. Previously, he served as director of Teva Israel. Most recently, Mr. Manor serves on the Board of Directors of Kamedis Ltd. and Coronis Partners, and as Chairman of the Board of Directors of a startup company, MEway Pharma. He holds a BA in Economics from the Hebrew University in Jerusalem, and an MBA from the Tel-Aviv University. We believe Mr. Manor’s qualifications to serve on our Board of Directors include his extensive experience in the life-science and pharmaceutical industry on a global scale.

Yoseph Shaaltiel, Ph.D.  Dr. Shaaltiel founded Protalix Ltd. in 1993 and has served as our Executive Vice President, Research and Development since December 2006. Prior to establishing Protalix Ltd., from 1988 to 1993, Dr. Shaaltiel was a Research Associate at the MIGAL Technological Center. He also served as Deputy Head of the Biology Department of the Biological and Chemical Center of the Israeli Defense Forces and as a Biochemist at Makor Chemicals Ltd. Dr. Shaaltiel was a Postdoctoral Fellow at the University of California at Berkeley and at Rutgers University in New Jersey. He has co-authored over 40 articles and abstracts on plant biochemistry and holds several patents. Dr. Shaaltiel received his Ph.D. in Plant Biochemistry from the Weizmann Institute of Science, an M.Sc. in Biochemistry from the Hebrew University and a B.Sc. in Biology from the Ben Gurion University.

Einat Brill Almon, Ph.D.  Dr. Almon joined Protalix Ltd. in December 2004, originally as a Senior Director and later as a Vice President and then Senior Vice President, Product Development, and became our Senior Vice President, Product Development in 2006. Dr. Almon has many years of experience in the management of life science projects and companies, including biotechnology and agrobiotech, with direct experience in clinical, device and scientific software development, as well as a strong background and work experience in intellectual property. Prior to joining Protalix Ltd., from 2001 to 2004, she served as Director of R&D and IP of Medgenics Medical (Israel) Ltd. (formerly, Biogenics Ltd.), a company that developed an autologous platform for tissue-based protein drug delivery. Medgenics Medical, based in Israel, is a wholly-owned subsidiary of Aevi Genomic Medicine, Inc. (NASDAQ:GNMX) (formerly, Medgenics Inc.). Dr. Almon has trained as a biotechnology patent agent at leading IP firms in Israel. Dr. Almon holds a Ph.D. and an M.Sc. in molecular biology of cancer research from the Weizmann Institute of Science, a B.Sc. from the Hebrew University and has carried out Post-Doctoral research at the Hebrew University in the area of plant molecular biology.

Yossi Maimon, CPA.  Mr. Maimon joined Protalix Ltd. in October 2006 as its Chief Financial Officer and became our Vice President and Chief Financial Officer in 2006. Prior to joining Protalix, from 2002 to 2006, he served as the Chief Financial Officer of Colbar LifeScience Ltd., or Colbar, a biomaterial company focusing on aesthetics, where he led all of the corporate finance activities, fund raisings and legal aspects of Colbar including the sale of Colbar to Johnson and Johnson (NYSE:JNJ). Mr. Maimon has a B.A. in accounting from the City University of New York and an MBA from Tel Aviv University, and he is a Certified Public Accountant in the United States (New York State) and Israel.

Tzvi Palash.  Mr. Palash has served as our Chief Operating Officer since September 2010. Prior to joining our Company, from 2006 through 2010, Mr. Palash served as a General Manager of ColBar. In that position, Mr. Palash served as a member of the Global Aesthetic Management Team at the Consumer Group of Johnson & Johnson (NYSE:JNJ). Prior to that, from 2001 through 2006, Mr. Palash served as the Vice President, Operations of ColBar, and he has served in different positions at Teva (NASDAQ:TEVA, TASE:TEVA). Mr. Palash has an M.Sc. in Biochemistry from the Hebrew University and a B.Sc. in Biology from the Tel Aviv University.

Family Relationships

There are no family relationships among directors or executive officers of our Company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest. All of our employees and directors are bound by this Code of Business Conduct and Ethics. Violations of our Code of Business Conduct and Ethics may be reported to the Audit Committee.

The Code of Business Conduct and Ethics includes provisions applicable to all of our employees, including senior financial officers and members of our Board of Directors and is posted on our website (www.protalix.com). We intend to post amendments to or waivers from any such Code of Business Conduct and Ethics.

Compensation Discussion and Analysis

The primary goals of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these goals, the Compensation Committee implements and maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as developments in our clinical path, the establishment of key strategic collaborations, the build-up of our pipeline and the strengthening of our financial position. The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals.

Elements of Compensation

Executive compensation consists of following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. The Compensation Committee convenes, from time to time to evaluate present and future executive compensation, which evaluation generally includes an evaluation of the peer group considered in analyzing executive compensation. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies similar to our Company in size and development stage. The Compensation Committee also reviews executive compensation reports and an analysis of publicly-traded biotechnology companies prepared by third party experts from a well-known consulting firm for additional data and other information regarding executive compensation for comparative purposes.

Base salaries are usually reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The base salaries of each of our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer, who we refer to collectively as the “Named Executive Officers,” are discussed herein. In March 2016, our Board of Directors adopted certain recommendations of the Compensation Committee regarding the compensation of our Named Executive Officers with no change in the base salary component, as discussed below.

Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers. The discretionary annual bonus awards were intended to compensate officers for achieving financial, clinical, regulatory and operational goals and for achieving individual annual performance objectives. For any given year, the compensation objectives vary, but relate generally to strategic factors such as developments in our clinical path, the execution of a license agreement for the commercialization of product candidates, the establishment of key strategic collaborations, the build-up of our pipeline and financial factors such as capital raising. Bonuses are awarded generally based on corporate performance, with adjustments made within a range for individual performance, at the discretion of the Compensation Committee. The Compensation Committee determines, on a discretionary basis, the size of the entire bonus pool and the amount of the actual award to each Named Executive Officer.

The Compensation Committee selects, in its discretion, the executive officers of our Company or our subsidiary who are eligible to receive bonuses for any given year. Any bonus granted by the Compensation Committee will generally be paid upon the achievement of a specific milestone, subject to certain terms and conditions. The Compensation Committee has not fixed a minimum or maximum award for any executive officer’s annual discretionary bonus. Each of our executive officers is eligible for a discretionary annual bonus under his or her employment agreement.

Performance Bonus.  In March 2016, the Compensation Committee adopted a new performance-based bonus plan for the Named Executive Officers and other members of our management. The new bonus plan is designed to provide cash bonuses over a three-year period based on our Company’s achievement of what we consider to be major milestones. The amounts payable to each person for each milestone were determined after consideration of both personal and Company objectives and are based on a multiple of the person’s monthly salary. Such multiples range from a maximum of 12 months to a minimum of one-half a month. Each bonus is payable upon the achievement of the applicable milestone, subject to certain terms and conditions. The bonus plan is summarized as follows:

Milestone	Moshe Manor	Yoseph Shaaltiel, Ph.D.	Einat Brill Almon, Ph.D.	Yossi Maimon	Tzvi Palash
Clinical Development Milestone for Certain Product Candidate	$108,000	$42,000	$72,000 to $108,000	$36,000	$34,000
Regulatory Development Milestone for Same Product Candidate	$108,000 to $216,000	$84,000 to $168,000	$108,000 to $216,000	$36,000 to $54,000	$34,000 to $68,000
Clinical Development Milestone for Certain Product Candidate	$54,000	$10,500	$27,000 to $54,000	$9,000	$8,500
Clinical Development Milestone for Certain other Product Candidate	$54,000	$10,500	$27,000 to $54,000	$9,000	$8,500
General Regulatory Milestone	$102,000	$42,000	$36,000	$18,000	$102,000
Substantial Transaction involving a Certain Product Candidate	$128,000	$21,000	$18,000	$115,000 to $141,000	$17,000
Substantial Transaction involving other Product Candidate	$112,000	$10,500	$9,000	$49,000 to $60,000	$8,500
Corporate Finance Milestones	$216,000			$197,000 to $242,000
Early-Stage Clinical Milestones	$72,000	$252,000	$72,000	$36,000	$68,000

Options and Share-Based Compensation.  Our amended 2006 Stock Incentive Plan authorizes us to grant options to purchase shares of common stock, restricted stock and other securities to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock incentive plan. Stock option or other grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. The exercise price of stock options granted under our amended 2006 Stock Incentive Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel.

Severance and Change in Control Benefits.  Pursuant to the employment agreements entered into with each of our executive officers, the executive officer is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance. The intention of such Manager’s Policies is to provide the Israel-based officers with severance protection of one month’s salary for each year of employment. In addition, the stock options and restricted stock granted to each of our Named Executive Officers provide that all of such instruments are subject to accelerated vesting immediately upon a change in control of our Company. As part of the new bonus plan adopted in March 2016, it was agreed that the Board of Directors will grant certain cash bonuses to the Named Executive Officers and other of our employees in its sole discretion upon the occurrence of a change in control.

Other Compensation.  Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers; however, the Compensation Committee in its discretion may revise, amend, or add to the officer’s executive benefits if it deems it advisable. As an additional benefit to all of our Israel-based Named Executive Officers and for most of our employees, we generally contribute to certain funds amounts equaling a total of approximately 15% of their gross salaries for certain pension and other savings plans for the benefit of the Named Executive Officers. In addition, in accordance with customary practice in Israel, our Israel-based executives’ agreements require us to contribute towards their vocational studies, and to provide annual recreational allowances, a Company car and a Company phone. We believe these benefits are currently equivalent with median competitive levels for comparable companies.

Executive Compensation.  We refer to the “Summary Compensation Table” set forth below for information regarding the compensation earned during the fiscal year ended December 31, 2016 by: our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer, who we refer to collectively as the “Named Executive Officers.”

Compensation Committee Report

The above report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10–K and our annual proxy statement on Schedule 14A.

Respectfully submitted on March 16, 2017, by the members of the Compensation Committee of the Board of Directors.

Amos Bar Shalev
Zeev Bronfeld
Yodfat Harel Buchris

Summary Compensation Table

The following table sets forth a summary for the fiscal years ended December 31, 2016, 2015, and 2014, respectively, of the cash and non-cash compensation awarded, paid or accrued by us or Protalix Ltd. to our President and Chief Executive Officer, our Executive Vice President, Research and Development, our Senior Vice President, Product Development, our Vice President and Chief Financial Officer and our Chief Operating Officer, who we refer to collectively as the “Named Executive Officers.” There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during fiscal years 2016, 2015, and 2014 by us or Protalix Ltd. to the Named Executive Officers, except as set forth below. All of the Named Executive Officers are employees of our subsidiary, Protalix Ltd. All currency amounts are expressed in U.S. dollars.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Award(s) ($)	All Other Compensation ($)(1)	Total ($)
Moshe Manor(2) President and Chief Executive Officer	2016	333,058	—	—	250,299	98,925	682,282
	2015	334,708		—	427,864	95,823	858,395
	2014	93,667		—	200,962	18,399	313,028
Yoseph Shaaltiel, Ph.D. Executive Vice President, Research and Development	2016	270,248	—	18,211	103,279	73,325	465,063
	2015	271,730	85,000	110,244	112,497	74,058	653,529
	2014	305,548	90,000	232,979	62,651	84,719	775,897
Einat Brill Almon, Ph.D. Senior Vice President, Product Development	2016	233,486	—	16,043	93,890	66,822	410,241
	2015	234,899	117,500	97,120	102,215	62,362	614,096
	2014	263,917	85,000	205,244	56,170	68,489	678,820
Yossi Maimon, CPA Vice President, Chief Financial Officer	2016	264,696	—	16,043	93,890	70,153	444,782
	2015	266,776	246,009	97,120	102,215	68,398	780,518
	2014	299,090	225,000	205,244	56,170	74,493	859,997
Tzvi Palash Chief Operating Officer	2016	206,828	—	8,845	46,945	74,016	336,634
	2015	208,106	60,000	53,547	49,141	71,192	441,986
	2014	233,669	50,000	113,161	11,413	74,520	482,763

(1)	Includes employer contributions to pension and/or insurance plans and other miscellaneous payments.
(2)	Mr. Manor commenced his tenure as our President and Chief Executive Officer as of November 1, 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the Named Executive Officers concerning equity awards as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Moshe Manor	506,250	393,750	2.37	9/29/2024
Yoseph Shaaltiel	263,728	—	5.00	2/7/2018
	50,000	—	2.65	2/25/2019
	145,000	—	6.90	2/25/2020
	120,313	154,687	1.72	3/23/2025
Einat Brill Almon	311,272	—	5.00	2/7/2018
	130,000	—	6.90	2/25/2020
	109,375	140,625	1.72	3/23/2025
Yossi Maimon	175,000	—	5.00	2/7/2018
	130,000		6.90	2/25/2020
	109,375	140,625	1.72	3/23/2025
Tzvi Palash	160,000		7.55	8/29/2020
	54,688	70,312	1.72	3/23/2025

Option exercises during 2016 and vested stock awards for Named Executive Officers as of December 31, 2016 were as follows:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Received on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Received on Vesting ($)(e)
Moshe Manor	—	—	—	—
Yoseph Shaaltiel	122,162	72,931	39,375	—
Einat Brill Almon	—	—	34,688	—
Yossi Maimon	—	—	34,688	—
Tzvi Palash	—	—	19,125	—

Potential Payments upon Termination or Change-in-Control/Corporate Transaction

Each of our Named Executive Officers (while they remain employed by our Company) is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance upon termination. The intention of such Manager’s Policies is to provide our officers with severance protection of one month’s salary for each year of employment. We do not provide any change in control/corporate transaction benefits to our Named Executive Officers except for certain cash bonuses at the board’s sole discretion and the acceleration of the vesting periods for outstanding options and restricted stock. Had we experienced a change in control/corporate transaction on December 31, 2016, the value of the acceleration of the vesting period of Mr. Manor’s options would be zero; as of the same date all exercise prices of options held by each of our other Named Executive Officers were above the market value of our shares and, accordingly, the value of the acceleration of the stock options held by each of them as of such date would be zero. In addition, all of the restricted stock held by the Named Executive Officers had vested by their terms prior to said date.

Employment Arrangements

Moshe Manor.  Pursuant to Mr. Manor’s employment agreement, his current monthly base salary is NIS 95,000 and Mr. Manor is entitled to an annual discretionary bonus subject to the sole discretion of our Board of Directors. The Board of Directors shall determine the bonus on the basis of agreed-upon annual objectives which shall include both measurable and strategic parameters. The monthly salary is subject to cost of living adjustments from time to time as may be required by law. The Board of Directors also granted to Mr. Manor options to purchase 900,000 shares of our common stock at an exercise price equal to $2.37 per share, the closing sales price of the common stock on the NYSE MKT for the last trading day immediately preceding the effective date of the grant. The options vest over four years on a quarterly basis in 16 equal increments, subject to certain conditions. Vesting of the options will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Company’s 2006 Stock Incentive Plan, as amended. Mr. Manor’s employment agreement is terminable by our Company on 90 days written notice for any reason during the first year of the agreement’s term and on 180 days written notice thereafter. Mr. Manor may terminate the agreement on 90 days written notice for any reason during its term. We may terminate the Agreement for cause without notice. Mr. Manor is entitled to be insured by the Company under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a Company car and a Company phone. Mr. Manor is entitled to 25 working days of vacation.

Yoseph Shaaltiel, Ph.D.  Pursuant to Dr. Shaaltiel’s employment agreement, his current monthly base salary is NIS 80,750 per month. The employment agreement is terminable by our Company on 90 days’ written notice for any reason and we may terminate the agreement for cause without notice. In addition, vesting of all of Dr. Shaaltiel’s options and restricted shares will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Company’s 2006 Stock Incentive Plan, as amended. Dr. Shaaltiel is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a Company car and a Company phone. Dr. Shaaltiel is entitled to 29 working days of vacation.

Einat Brill Almon, Ph.D.  Pursuant to Dr. Almon’s employment agreement, her current monthly base salary is NIS 69,825 per month. She is also entitled to certain specified bonuses in the event that Protalix achieves certain specified clinical development milestones within specified timelines. In addition, vesting of all of Dr. Brill Almon’s options and restricted shares will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Company’s 2006 Stock Incentive Plan, as amended. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Dr. Brill Almon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a Company car and a Company phone at up to NIS 1,000 per month. Dr. Brill Almon is entitled to 29 working days of vacation.

Yossi Maimon, CPA.  Pursuant to Mr. Maimon’s employment agreement, his current monthly base salary is NIS 69,825 and Mr. Maimon is entitled to an annual discretionary bonus and additional discretionary bonuses in the event Protalix achieves significant financial milestones, subject to the Board’s sole discretion. The monthly salary is subject to cost of living adjustments from time to time. In addition, vesting of all of Mr. Maimon’s options and restricted shares will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Company’s 2006 Stock Incentive Plan, as amended. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Maimon is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a Company car and a Company phone. Mr. Maimon is entitled to 29 working days of vacation.

Tzvi Palash.  Pursuant to Mr. Palash’s employment agreement, his current monthly base salary is NIS 65,550 and Mr. Palash is entitled to an annual discretionary bonus for performance subject to the sole discretion of our compensation committee. The monthly salary is subject to cost of living adjustments from time to time as may be required by law. In addition, vesting of all of Mr. Palash’s options and restricted shares will be accelerated in full upon a Corporate Transaction or a Change in Control, as those terms are defined in the Company’s 2006 Stock Incentive Plan, as amended. The employment agreement is terminable by either party on 60 days’ written notice for any reason and we may terminate the agreement for cause without notice. Mr. Palash is entitled to be insured by Protalix Ltd. under a Manager’s Policy in lieu of severance, Company contributions towards vocational studies, annual recreational allowances, a Company car, a Company phone, a Company laptop and lodging accommodations in the Carmiel area. Mr. Palash is entitled to 29 working days of vacation.

Amended 2006 Stock Incentive Plan

Our Board of Directors and a majority of our stockholders approved our 2006 Stock Incentive Plan on December 14, 2006. Our stockholders approved an amendment to the plan on June 17, 2012 and subsequently on November 10, 2014. Of the 13,841,655 shares reserved for issuance under the plan, as amended, as of December 31, 2016, there are outstanding options 5,092,211 shares of our common stock in the aggregate, subject to adjustment for a stock split or any future stock dividend or other similar change in our common stock or our capital structure. As of December 31, 2016, options to acquire 2,391,481 shares of common stock remain available for grant under the amended 2006 Stock Incentive Plan.

Our amended 2006 Stock Incentive Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights and dividend equivalent rights, collectively referred to as “awards.” Stock options granted under the amended 2006 Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.

The amended 2006 Stock Incentive Plan is also designed to comply with the provisions of the Israeli Income Tax Ordinance New Version, 1961 (including as amended pursuant to Amendment 132 thereto) (the “tax ordinance”) and is intended to enable us to grant awards to grantees who are Israeli residents as follows: (i) awards to employees pursuant to Section 102 of the tax ordinance; and (ii) awards to non-employees pursuant to Section 3(I) of the tax ordinance. For this purpose, “employee” refers only to employees, office holders and directors of our Company or a related entity excluding those who are considered “Controlling Stockholders” pursuant to, or otherwise excluded by, the tax ordinance. In accordance with the terms and conditions imposed by the Tax Ordinance, grantees who receive awards under the amended 2006 Stock Incentive Plan may be afforded certain tax benefits in Israel as described below.

Our Board of Directors or the Compensation Committee, referred to as the “plan administrator,” will administer our amended 2006 Stock Incentive Plan, including selecting the grantees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award, and determining the vesting and exercise periods of each award.

The exercise price of stock options granted under the 2006 Stock Incentive Plan must be equal to at least 100% of the fair market value of our common stock on the date of grant; however, in certain circumstances, grants may be made at a lower price to Israeli grantees who are residents of the State of Israel. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of all other awards must not exceed 10 years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of our Company). The plan administrator will determine the exercise or purchase price (if any) of all other awards granted under the amended 2006 Stock Incentive Plan.

Under the amended 2006 Stock Incentive Plan, incentive stock options and options to Israeli grantees may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and to the extent and in the manner authorized by the plan administrator by gift or pursuant to a domestic relations order to members of the participant’s immediate family. The amended 2006 Stock Incentive Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

If the service of a participant in the amended 2006 Stock Incentive Plan is terminated for any reason other than cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 12 months from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator. If the service of a participant in the amended 2006 Stock Incentive Plan is terminated for cause, the participant may exercise awards that were vested as of the termination date for a period ending upon the earlier of 14 days from the date of termination (or such shorter or longer period set forth in the award agreement) or the expiration date of the awards unless otherwise determined by the plan administrator.

In the event of a corporate transaction, all awards will terminate unless assumed by the successor corporation. Unless otherwise provided in a participant’s award agreement, in the event of a corporate transaction and with respect to the portion of each award that is assumed or replaced, then such portion will automatically become fully vested and exercisable immediately upon termination of a participant’s service if the participant is terminated by the successor company or us without cause within 12 months after the corporate transaction. With respect to the portion of each award that is not assumed or replaced, such portion will automatically become fully vested and exercisable immediately prior to the effective date of the corporate transaction so long as the participant’s service has not been terminated prior to such date.

In the event of a change in control, except as otherwise provided in a participant’s award agreement, following a change in control (other than a change in control that also is a corporate transaction) and upon the termination of a participant’s service without cause within 12 months after a change in control, each award of such participant that is outstanding at such time will automatically become fully vested and exercisable immediately upon the participant’s termination. In addition, the stock options and shares of restricted stock issued to each of our Named Executive Officers are subject to accelerated vesting immediately upon a corporate transaction or a change in control of our Company, as defined in our amended 2006 Stock Incentive Plan.

Under our amended 2006 Stock Incentive Plan, a corporate transaction is generally defined as:

•	a merger or consolidation in which we are not the surviving entity, except for the principal purpose of changing our Company’s state of incorporation;
•	the sale, transfer or other disposition of all or substantially all of our assets;
•	the complete liquidation or dissolution of our Company;
•	any reverse merger in which we are the surviving entity but our shares of common stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or in which securities possessing more than forty percent (40%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or
•	acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities but excluding any such transaction or series of related transactions that the plan administrator determines not to be a corporate transaction (provided however that the plan administrator shall have no discretion in connection with a corporate transaction for the purchase of all or substantially all of our shares unless the principal purpose of such transaction is changing our Company’s state of incorporation).

Under our amended 2006 Stock Incentive Plan, a change of control is defined as:

•	the direct or indirect acquisition by any person or related group of persons of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders and which a majority of the members of our board (who have generally been on our board for at least 12 months) who are not affiliates or associates of the offeror do not recommend stockholders accept the offer; or

•	a change in the composition of our board over a period of 12 months or less, such that a majority of our board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who were previously directors of our Company.

Unless terminated sooner, the amended 2006 Stock Incentive Plan will automatically terminate on December 31, 2020. Our Board of Directors has the authority to amend, suspend or terminate our amended 2006 Stock Incentive Plan. No amendment, suspension or termination of the amended 2006 Stock Incentive Plan shall adversely affect any rights under awards already granted to a participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein (including the Tax Ordinance), we shall obtain stockholder approval of any such amendment to the 2006 Stock Incentive Plan in such a manner and to such a degree as required.

Impact of Israeli Tax Law

The awards granted to employees pursuant to Section 102 of the Tax Ordinance under the amended 2006 Stock Incentive Plan may be designated by us as approved options under the capital gains alternative, or as approved options under the ordinary income tax alternative.

To qualify for these benefits, certain requirements must be met, including registration of the options in the name of a trustee. Each option, and any shares of common stock acquired upon the exercise of the option, must be held by the trustee for a period commencing on the date of grant and deposit into trust with the trustee and ending 24 months thereafter.

Under the terms of the capital gains alternative, we may not deduct expenses pertaining to the options for tax purposes.

Under the amended 2006 Stock Incentive Plan, we may also grant to employees options pursuant to Section 102(c) of the Tax Ordinance that are not required to be held in trust by a trustee. This alternative, while facilitating immediate exercise of vested options and sale of the underlying shares, will subject the optionee to the marginal income tax rate of up to 50% as well as payments to the National Insurance Institute and health tax on the date of the sale of the shares or options. Under the 2006 Stock Incentive Plan, we may also grant to non-employees options pursuant to Section 3(I) of the Tax Ordinance. Under that section, the income tax on the benefit arising to the optionee upon the exercise of options and the issuance of common stock is generally due at the time of exercise of the options.

These options shall be further subject to the terms of the tax ruling that has been obtained by Protalix Ltd. from the Israeli tax authorities in connection with the merger. Under the tax ruling, the options issued by us in connection with the assumption of Section 102 options previously issued by Protalix Ltd. under the capital gains alternative shall be issued to a trustee, shall be designated under the capital gains alternative and the issuance date of the original options shall be deemed the issuance date for the assumed options for the calculation of the respective holding period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All related party transactions are reviewed and approved by the Audit Committee, as required by the Audit Committee Charter.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of our Board of Directors operates under a written charter adopted by our Board of Directors, and currently consists of Amos Bar Shalev, Zeev Bronfeld and Yodfat Harel Buchris. As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of our consolidated financial statements, internal controls and financial reporting process, and our process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the Audit Committee interacts directly with and evaluates the qualifications, independence and performance of the independent auditors, Kesselman & Kesselman, and is responsible for the appointment, compensation, retention and oversight of the work of the auditors.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of and assessment of the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with our Board of Directors and management. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with Kesselman & Kesselman the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the independent auditors provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Kesselman & Kesselman that firm’s independence from our Company.

Based on the review and discussions of the audited consolidated financial statements and discussions with management and Kesselman & Kesselman, the Audit Committee recommended to Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

Respectfully submitted,

Amos Bar Shalev
Zeev Bronfeld
Yodfat Harel Buchris

Our Board of Directors recommends that stockholders vote “FOR” the election or re-election of all director nominees named in this “Proposal 1: Election of Directors.”

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was signed into law in July 2010, added Section 14A to the Exchange Act. The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We believe that the executive compensation program for the named executive officers, as described in “Compensation Discussion and Analysis,” is based on a pay-for-performance culture and seeks to align the interests of our named executive officers with the interests of our stockholders. We believe that our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time creating a culture that focuses executives on prudent risk management and appropriately rewards them for performance. Our executive compensation program is also designed to be competitive with our peer companies, and seeks to enable us to attract and retain the best possible executive talent.

We also believe that the extensive disclosure of compensation information provided in this proxy statement provides our stockholders the information they need to make an informed decision as they weigh the pay of the named executive officers in relation to our performance. This “Say-on-Pay” proposal gives you the stockholder the opportunity to endorse or not endorse the compensation we paid to the named executive officers through the resolution set forth below.

“RESOLVED, that the compensation paid to the named executive officers of Protalix BioTherapeutics, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon our Company, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Company, our Board of Directors, and the Compensation Committee will consider the outcome of the vote when evaluating future executive compensation arrangements for our named executive officers.

This proposal is provided as required pursuant to Rule 14a-21(a) of the Exchange Act.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the executive compensation as disclosed in this proxy statement and as described in this “Proposal 2: Advisory Vote on Executive Compensation.”

PROPOSAL 3: APPROVAL, IN ACCORDANCE WITH SECTION 713(A) OF THE NYSE MKT COMPANY GUIDE, OF THE POTENTIAL ISSUANCE OF SHARES REPRESENTING IN EXCESS OF 19.9% OF OUR PRE-TRANSACTION TOTAL SHARES OF COMMON STOCK OUTSTANDING THAT MAY RESULT FROM THE CONVERSION OF, OR PAYMENT OF ACCRUED INTEREST ON, OUR OUTSTANDING CONVERTIBLE NOTES

As previously disclosed, on December 1, 2016, we entered into a privately negotiated exchange agreement with certain existing noteholders to exchange approximately $54 million aggregate principal amount of our outstanding 4.50% Convertible Senior Notes due 2018 (the “Existing Notes”) for (i) approximately $40 million aggregate principal amount of Convertible Notes; (ii) approximately 23 million shares of our common stock; and (iii) cash, equal to the accrued and unpaid interest on the existing notes and any fractional shares (the “Exchange”). Concurrently with the Exchange, we entered into note purchase agreements with certain institutional investors relating to our sale of $22.5 million aggregate principal amount of Convertible Notes in a private placement (the “Private Placement”).

The Convertible Notes were issued pursuant to an Indenture, dated December 7, 2016 (the “Indenture”), between the Company, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Savings Fund Society, FSB, as collateral agent. Interest on the Convertible Notes is paid semi-annually at a rate of 7.50% per annum, and, in certain circumstances, we may elect to pay interest in an amount up to 1.25% per annum in shares of our common stock. Under the terms of the Indenture, holders may surrender their Convertible Notes for conversion at any time prior to the close of business on the business day immediately preceding the stated maturity date. Upon conversion, we will deliver shares of our common stock, cash or a combination of shares of our common stock and cash, at our election, based on an initial conversion rate of 1,176.4706 shares of common stock per $1,000 principal amount of Convertible Note, which represents an initial conversion price of $0.85 per share, subject to adjustment. Unless the conversion rate is increased in accordance with a make-whole adjustment event provision described in the Indenture, we are required to pay a make-whole amount in cash or shares of our common stock upon conversion.

Under Section 713(a) of The NYSE MKT Company Guide, we are required to obtain the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal in connection with a transaction (other than a public offering) involving the sale or issuance of common stock (or securities convertible into common stock) equal to 20% or more of our pre-transaction total outstanding shares of common stock. We are seeking approval in connection with the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes. Our Board of Directors determined that the approval of this Proposal 3 is advisable and in the best interest of the Company and our stockholders, and recommends that our stockholders approve this Proposal 3.

Purpose

In accordance with NYSE MKT rules for listed companies, we agreed in the Indenture that, until such stockholder approval is obtained, if ever, the conversion settlement method for the Convertible Notes will be a combination settlement with a cash amount that will require us to settle in cash all amounts that we would otherwise have been required to deliver in shares of common stock in excess of a 19.9% limitation. In addition, we agreed in the Indenture that until we obtain such stockholder approval, if ever, we will not be permitted to settle any portion of the make-whole premium upon conversion, or any portion of accrued interest on the Convertible Notes, in shares of common stock.

As a consequence, we are contractually limited in our ability to settle conversions of the Convertible Notes with shares of our common stock. The aggregate share cap in the Indenture limits the number of shares that we may issue upon any conversion of the Convertible Notes to 7,491,100 shares, which represented approximately 19.9% of our shares outstanding immediately prior to the issuance of the Convertible Notes plus the maximum number of shares issuable upon conversion of the Existing Notes less the number of shares issued as consideration in the Exchange. As a result, we are currently required to satisfy our obligations under the Indenture that exceed the 19.9% limitation from our available cash, including the cash received in the Private Placement, unless we are able to consummate an additional financing.

We are requesting in this Proposal 3 that our stockholders approve the potential issuance of shares representing in excess of 19.9% of our pre-transaction total outstanding shares of common stock that may be issued so we can conserve cash and rely on stock settlement in whole or in part.

Impact on Current Stockholders if this Proposal 3 is Approved

If our stockholders approve this Proposal 3, we will be permitted to elect to settle conversions of the Convertible Notes solely in shares of our common stock. Additionally, we will be permitted to settle any portion of the make-whole premium due upon conversion, or any portion of accrued interest on the Convertible Notes, in shares of our common stock in accordance with the Indenture. Any future issuance of shares of our common stock upon conversion of the Convertible Notes, including any other issuances permitted under the Indenture, would no longer be subject to the limitations imposed by Section 713(a) of The NYSE MKT Company Guide or the aggregate share cap included in the Indenture.

The removal of the share issuance limitation and the aggregate share cap would provide us with much needed flexibility. Instead of being required to use our available cash resources to satisfy the receipt of unpredictable and immediate conversion notices, we would proceed with our long-term strategy and use our existing cash resources, including the net proceeds we received as part of the Private Placement, to fund clinical trials for our product candidates, to fund our research and development activities and for working capital general corporate purposes. Our Board of Directors believes that using our available cash resources to grow and fund our business is in the best interests of our stockholders.

Effect on Current Stockholders if this Proposal 3 is not Approved

If our stockholders do not approve this Proposal 3, we will not be able to elect to settle conversions of the Convertible Notes solely in shares of our common stock and will be required to cash-settle at least part or all of our obligations upon the conversion of any Convertible Notes and otherwise under the Indenture. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the consideration due upon conversion in cash. As a result, our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to approve the potential issuance of more than 19.9% of our pre-transaction total outstanding shares of common stock that may be issued in accordance with the Indenture governing the Convertible Notes.

Absent approval of Proposal 3, we are left with limited financial and corporate flexibility with respect to our ability to satisfy obligations under the Indenture with shares of our common stock and could have a material adverse effect on our financial condition. Without stockholder approval, the terms of the Convertible Notes only permit a very small number of shares of our common stock (7,491,100 shares) to be available to satisfy the share issuances that are otherwise permitted by the Indenture. As a result, we would likely need to use the net cash proceeds received from the Private Placement and additional financing to settle conversions and other obligations under the Indenture. We can provide no assurance of our ability to obtain any additional financing on attractive terms or at all due to restrictive covenants under the Indenture. As a result, we believe that a delay in securing, or a failure to secure, stockholder approval of this Proposal 3 would seriously jeopardize the financial viability of the Company.

Board of Directors Recommendation

In reaching its determination to approve this Proposal 3, our Board of Directors, with advice from our management and financial and legal advisers, considered a number of factors, including:

•	that it is in our best interest, and that of our stockholders, that we have the flexibility to issue more than 19.9% of our pre-transaction total outstanding shares of common stock in accordance with the Indenture governing the Convertible Notes, rather than being required to pay cash in lieu of any such issuances in excess of the amount permitted under Section 713(a) of the NYSE MKT Company Guide and the Indenture;
•	that the terms of any proposed transaction available to us in the future are likely to worsen as our cash-on-hand diminishes and the maturity date of the Convertible Notes approaches; and
•	our current financial condition, cash flow and liquidity, including our outstanding debt obligations, which required us to raise additional capital for ongoing cash needs in the Private Placement.

After evaluating these factors, and based upon their knowledge of our business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of our management, the Board of Directors concluded that the potential issuance of more than 19.9% of our pre-transaction total outstanding shares of common stock that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes is in our best interest, and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of this proposal.

Our Board of Directors recommends that stockholders vote “FOR” to approve, in accordance with Section 713(a) of the NYSE MKT Company Guide, the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes as described in this “Proposal 3: Approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares representing in excess of 19.9% of our pre-transaction total shares of common stock outstanding that may result from the conversion of, or payment of accrued interest on, our outstanding Convertible Notes.”

PROPOSAL 4: AMENDMENT TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

On March 2, 2017, our Board of Directors authorized and approved an amendment to our Certificate of Incorporation, as amended (“Certificate”), to increase the number of authorized shares of our Common Stock from 250,000,000 to 300,000,000 (the “Amendment”). We are not proposing any change to the authorized number of shares of preferred stock. Under the Delaware General Corporation Law, we are required to obtain the affirmative vote of the holders of a majority of our outstanding shares of Common Stock to amend the Certificate to increase the number of shares of authorized Common Stock. Our Board of Directors determined that the Amendment is advisable and in the best interest of the Company and our stockholders, and recommends that our stockholders approve the Amendment.

Description of Common Stock

The Certificate currently authorizes the issuance of 250,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share, for a total of 350,000,000 shares of capital stock. As of March 1, 2017, there were 124,134,085 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

As discussed in this proxy statement under the heading “Amended 2006 Stock Incentive Plan,” we have reserved a number of additional shares of Common Stock for future issuance under our equity compensation plans. As of December 31, 2016, a total of approximately 5.1 million shares of Common Stock are reserved for issuance upon the exercise of outstanding stock options under our 2006 Stock Incentive Plan, as amended, and a total of approximately 2.4 million shares of Common Stock are reserved for issuance in connection with future grants of stock options and/or future issuances of shares under the plan. In addition, approximately 115.2 million shares of Common Stock are reserved for issuance upon the conversion of our outstanding convertible promissory notes. A significant amount of the shares reserved for issuance upon the conversion of our outstanding convertible promissory notes includes shares issuable upon conversions that are effected in connection with a fundamental change, as described in the indenture governing the promissory notes. After taking into account the total number of shares of Common Stock issued and outstanding, in addition to the aggregate number of shares of Common Stock reserved for future issuance as described in this paragraph, approximately 1% of our authorized shares of Common Stock has been issued or reserved for issuance, without giving effect to the ability to issue shares as part of the interest payments under the Convertible Notes.

Purpose of the Amendment

Our Board of Directors believes that it is in our best interest, and in the best interest of our stockholders, to increase the number of authorized shares of Common Stock available for future issuance. Absent the increase, we are left with extremely limited flexibility with respect to the management of our capital structure generally, and in our compliance with the terms of our outstanding Convertible Notes specifically, as a very small number of shares of our Common Stock are available to effect the conversion of, or payment of accrued interest on, our outstanding Convertible Notes. As approximately 1% of our Common Stock remain available for future issuance, our Board of Directors has determined that increasing the number of authorized shares of Common Stock available for future issuance will provide our Company with the ability to best manage our obligations under our Convertible Notes and greater flexibility in considering and planning our future business needs. Such plans may involve the issuance, from time to time, of additional shares of Common Stock.

If our stockholders do not approve this Proposal 4, we are left without sufficient, authorized shares of common stock to pursue a variety of business and financial objectives without further action of the stockholders (except when required by applicable law or regulation), and will have extremely limited financial flexibility with respect to our ability to satisfy conversions and other obligations under the Indenture. As a result, we believe that a delay in securing, or a failure to secure, stockholder approval of this Proposal 4 would seriously jeopardize the financial viability of the Company.

We anticipate that we may issue additional shares of Common Stock in the future in connection with one or more of the following:

•	issuances in connection with the refinancing or retirement of our outstanding Existing Notes;
•	issuances pursuant to the conversion of outstanding or future convertible securities;

•	issuances in connection with the interest payments under the Convertible Notes;
•	issuances in connection with any partnerships, strategic alliances, collaborations or other similar transactions;
•	issuances in connection with strategic investments;
•	financing transactions, such as public or private offerings;
•	issuances under current and future stock incentive plans;
•	acquisitions;
•	stock dividends;
•	stock splits; and
•	any other proper corporate purpose.

Our Board of Directors evaluates such opportunities, from time to time, and considers different capital structuring alternatives designed to advance our business strategy. If additional authorized shares of Common Stock are available, transactions dependent upon the issuance of additional shares would be less likely to be impeded or undermined by delays and uncertainties occasioned by the need to obtain prior stockholder authorization. Our Board of Directors will have the discretion to issue the shares of Common Stock without further stockholder action, except as may be required for a particular transaction by applicable law or regulation, or the NYSE MKT Company Guide. As of the date of this Proxy Statement, we have no specific plans, agreements or commitments to issue any shares of Common Stock for which approval of the proposed Amendment is required. Nevertheless, our Board of Directors believes the additional authorized shares will provide us with needed flexibility to issue shares of Common Stock in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Our Board of Directors believes that a failure to approve this proposed Amendment may restrict our ability to manage our capital needs and may therefore be detrimental to the interests of our stockholders.

Possible Effects of the Amendment

The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Common Stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of our Company than they presently own.

Neither the Delaware General Corporation Law, the Certificate, nor our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

The text of the proposed Amendment is set forth in Exhibit A attached to this Proxy Statement, and this discussion is qualified in its entirety by reference to Exhibit A. If this proposed Amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. We expect to file the Certificate of Amendment promptly upon approval by our stockholders. In accordance with the Delaware General Corporation Law, however, our Board of Directors may elect to abandon the Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Amendment to the Certificate of Incorporation, as amended, to Increase the Number of Authorized Shares of Common Stock from 250,000,000 to 300,000,000 as disclosed in this proxy statement and as described in this “Proposal 4: Amendment to Increase the Number of Authorized Shares of Common Stock.”

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Kesselman & Kesselman to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The Audit Committee of our Board of Directors is solely responsible for selecting our independent public accountants. Although stockholder approval is not required to appoint Kesselman & Kesselman as our independent public accountants, we believe that submitting the appointment of Kesselman & Kesselman to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, then the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee may engage a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and our stockholders. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “FOR” this proposal.

During our fiscal year ended December 31, 2016, there were no disagreements with Kesselman & Kesselman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolve to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The Audit Committee will consider whether the provision of any other services by Kesselman & Kesselman is compatible with maintaining the independence of Kesselman & Kesselman. The Audit Committee has concluded that Kesselman & Kesselman is independent.

Representatives of Kesselman & Kesselman will be present at the annual meeting and available to answer stockholders questions.

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Kesselman & Kesselman for the fiscal year ending December 31, 2017.

The following table sets forth fees billed to us by our independent registered public accounting firm during the fiscal years ended December 31, 2016 and 2015 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	Year Ended December 31,
	2016	2015
Audit Fees	$231,000	$231,000
Audit Related Fees	$44,774	$34,000
Tax Fees	$44,250	$45,600
All Other Fees	—	—

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services, as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable laws, rules and regulations, including those of self-regulating organizations. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only if it determines that using a different firm to perform such services will be more effective or economical. The Audit Committee annually reviews and pre-approves the statutory audit fees that can be provided by the independent registered public accounting firm.

SHAREHOLDER PROPOSALS

All stockholder proposals intended to be presented at our 2018 Annual Meeting of Stockholders must be submitted in writing to Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel and received by us no later than November 16, 2017, and must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion. Such notice must include, with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of our Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. In addition, the notice must include certain information relating to any derivative or hedging transactions by the stockholder delivering such notice and its Stockholder Associated Persons, as defined in our By-Laws, and other arrangements with other parties regarding our securities, as presented in detail in our By-Laws.

Any such proposal submitted with respect to our 2018 Annual Meeting of Stockholders which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered timely if we receive written notice of that proposal not less than 45 days nor more than 75 days prior to the date in 2018 on which we first mailed this proxy statement in 2016; however, if the date of the annual meeting is changed by more than 30 days from the date of the prior year’s annual meeting, the notice will be considered untimely if it is not received at least 90 days prior to the newly announced date that we will mail our proxy statement.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC, which provides additional information about us, will be distributed to all stockholders entitled to vote along with the proxy materials. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available on the Internet at http://www.sec.gov and http://www.protalix.com and are also available in paper form without charge upon written request to Investor Relations, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of our Company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future such stockholder may (1) notify its broker or (2) direct its written request to: Yossi Maimon, Corporate Secretary, Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, P.O. Box 455, Carmiel 20100, Israel, +972 (4) 988-9488, ext. 143. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to such stockholders at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board of Directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the Annual Meeting of Stockholders, it is the intension of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the annual meeting please sign the proxy and return it in the enclosed envelope or vote by internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS,

Yossi Maimon
Vice President and Chief Financial Officer
and Corporate Secretary

Carmiel, Israel
March 16, 2017

Appendix A

SECOND CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
PROTALIX BIOTHERAPEUTICS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Protalix BioTherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Protalix BioTherapeutics, Inc. (the “Corporation”). The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on March 30, 2016, as amended by that Certificate of Amendment dated August 15, 2016 (the “Certificate of Incorporation”).
2.	This Certificate of Amendment to Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation pursuant to a resolution setting forth the proposed amendment of the Certificate of Incorporation and declaring said amendment to be advisable.
3.	Article III of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

The Corporation is authorized to issue the following shares of capital stock: (a) 300,000,000 shares of common stock, par value $.001 per share (the “Common Stock”); and (b) 100,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). The voting rights, the rights of redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors.

The Board of Directors may authorize the issuance of such stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

4.	The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Remainder of this page intentionally left blank.]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its duly authorized President and Chief Executive Officer this   day of            , 2017.

PROTALIX BIOTHERAPEUTICS, INC.

By:	Moshe Manor President and Chief Executive Officer

A-2

ANNUAL MEETING OF STOCKHOLDERS

PROTALIX BIOTHERAPEUTICS, INC.

APRIL 12, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste Enroll today via amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15105/

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4 and 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FROM ALL NOMINEES

☐ FOR ALL EXCEPT (see instructions below)

NOMINEES

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2016 Annual Report to Stockholders.

Signature of Stockholder ____________ **Date** ________ **Signature of Stockholder** ____________ **Date** ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROTALIX BIOTHERAPEUTICS, INC.

2 Snunit Street

Science Park

POB 455

Carmiel, Israel 20100

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Moshe Manor and Yossi Maimon as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Protalix BioTherapeutics, Inc. held of record by the undersigned on March 15, 2017, at the Annual Meeting of Stockholders to be held on April 12, 2017, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)